VBI Vaccines Appoints Joanne Cordeiro to Board of Directors

CAMBRIDGE, Mass. (April 11, 2019) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced the appointment of Joanne Cordeiro to its Board of Directors. Ms. Cordeiro most recently served as Chief Human Resources Officer and Executive Vice President of Human Resources at Shire PLC, after joining the company in 2011.

“Joanne is a fantastic addition to our Board, bringing with her the experience of strategic partnership with the Executive Team and the Board of Shire to execute the company’s corporate strategy,” said Jeff Baxter, President and CEO of VBI. “Her unique expertise in organizational vision, human capital strategies, ethics, and cultural topics with a focus on shareholder value will be of tremendous benefit to VBI as we progress through the potentially transformative clinical, regulatory, and commercial milestones over the next few years.”

“Having spent much of my career focusing on organizational transformation within global teams, I am extremely pleased to join VBI’s Board of Directors at such a pivotal time for the company,” said Ms. Cordeiro. “I look forward to working with the team to capitalize on the potential of the pipeline programs and the company as a whole.”

Prior to joining Shire in 2011, Ms. Cordeiro served in various human resources management and executive recruitment roles at Teradyne Inc., Covansys Corporation (a CSC Company), Avid Technology, Inc., and Sybase Inc. (an SAP company).

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 study in the U.S., Europe, and Canada, and with an immuno-therapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP vaccine candidates include a prophylactic CMV vaccine candidate and a therapeutic glioblastoma (GBM) vaccine candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive
Phone: (617) 830-3031 x124
Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie
Chief Business Officer
Email: IR@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.
Robert Flamm, Ph.D.
Phone: (212) 213-0006
Email: rflamm@burnsmc.com